Exhibit 23.2

[CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Whiting Petroleum Corporation for the year ended December 31, 2011.  We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from Whiting Petroleum Corporation’s oil and gas reserves as of December 31, 2011, 2010 and 2009 and to the inclusion of our reports dated January 9, 2012 and January 10, 2012 as an exhibit to the Annual Report on Form 10-K of Whiting Petroleum Corporation for the year ended December 31, 2011.  We further consent to the incorporation by reference thereof into Whiting Petroleum Corporation’s Registration Statements on Form S-8 (Registration No. 333-111056), Form S-4 (Registration No. 333-121614), Form S-3 (Registration No. 333-159055) and Form S-3 (Registration No. 333-178586-01).

Sincerely,

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

February 23, 2012